Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in the prospectus constituting a part of this Registration Statement on Form S-3, of our report dated March 26, 2012 relating to the consolidated financial statements of NovaBay Pharmaceuticals, Inc. included in the Annual Report on Form 10-K of NovaBay Pharmaceuticals, Inc. for the year ended December 31, 2011.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ OUM & Co. LLP

San Francisco, California
March 28, 2012